Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS THIRD QUARTER FISCAL 2025 FINANCIAL RESULTS

RENO, Nev. (Feb. 5, 2025) -- U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to shareholders for its third quarter ended December 31, 2024, of $67.2 million compared with net earnings of $99.2 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $0.35 for the third quarter of fiscal 2025 compared to $0.51 for the same period in fiscal 2024.

For the nine-month period ended December 31, 2024, net earnings available to shareholders were $449.4 million compared with net earnings of $629.6 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $2.31 for the nine-month period ended December 31, 2024 compared to $3.22 for the same period in fiscal 2024.

“Moving activity increased over the quarter as demand for our products and services ticked up,” stated Joe Shoen, Chairman of U-Haul Holding Company. “We are making steady improvements to reduce friction with the customer so that it’s easier for the public to choose U-Haul.”

Highlights of Third Quarter Fiscal 2025 Results

•
Moving and Storage earnings before interest, taxes and depreciation (EBITDA), adjusted to remove interest income, increased $47.8 million to $376.7 million compared to the third quarter of fiscal 2024 and for the trailing twelve months for December 31, 2024 increased $20.7 million to $1,614.1 compared to the trailing twelve months for December 31, 2023.
•
Self-storage revenues increased $16.6 million, or 7.9%, versus the third quarter of fiscal year 2024.
o
Same store occupancy decreased 0.5% to 92.4%, revenue per foot increased 3.0%, and the number of locations qualifying for the pool increased by 50.
o
Total portfolio of occupied rooms increased 39,055, or 6.8%, compared to December 31, 2023.
o
During the third quarter, we added 34 new locations with storage and 2.3 million net rentable square feet (NRSF). Twenty-three were acquisitions of existing storage locations totaling 1.3 million NRSF and eleven were internally developed. These newly developed locations along with expansion projects at existing facilities accounted for the remaining 1.0 million NRSF.
o
We have approximately 16.8 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $38.8 million, or 4.6%, compared with the third quarter of fiscal year 2024 leading to our third consecutive quarter of steadily improving year-over-year results. In-Town transactions improved, while revenue per transaction increased for both our In-Town and one-way markets. Compared to the third quarter of last year we have increased the size of the box truck fleet while decreasing the number of trucks in the pickup fleet.

•
Moving and Storage Other revenue increased $9.6 million, or 9.6%, compared with the third quarter of fiscal 2024, caused primarily by increases in both moving and storage transactions related to our U-Box program. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.
•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, adjusted to remove interest income, decreased $25.5 million compared to the third quarter of fiscal 2024.
o
Reduced gains from the disposal of retired rental equipment accounted for $32.7 million of the decrease while fleet depreciation expense increased $34.2 million and real estate related depreciation expense increased $5.6 million, all compared with the third quarter of fiscal 2024.
o
Fleet maintenance and repair costs declined $10.2 million compared with the third quarter of fiscal 2024.
•
Cash and credit availability at the Moving and Storage segment was $1,348.1 million as of December 31, 2024 compared with $1,886.3 million at March 31, 2024.
•
On December 4, 2024, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on December 16, 2024. The dividend was paid on December 27, 2024.

Our latest Supplemental financial information is available at investors.uhaul.com under “Investor Kit.”

U-Haul Holding Company will hold its investor call for the third quarter of fiscal 2025 on Thursday, February 6, 2025, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company.U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 193,900 trucks, 138,200 trailers and 40,300 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,060,000 rentable storage units and 92.0 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended December 31, 2024, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the third quarter of fiscal 2025 and 2024.

	Quarter Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$878,585	$839,801
Self-storage revenues	227,125	210,517
Self-moving and self-storage product and service sales	70,407	70,344
Property management fees	8,869	10,138
Life insurance premiums	22,926	22,574
Property and casualty insurance premiums	28,364	26,490
Net investment and interest income	40,536	57,457
Other revenue	111,746	102,193
Consolidated revenue	$1,388,558	$1,339,514

Listed below are the revenues and earnings from operations at each of our operating segments for the third quarter of fiscal 2025 and 2024.

	Quarter Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,296,556	$1,260,677
Earnings from operations before equity in earnings of subsidiaries	127,277	180,467
Property and casualty insurance
Revenues	38,141	29,303
Earnings from operations	19,463	9,421
Life insurance
Revenues	56,762	52,715
Earnings from operations	4,244	8,075
Eliminations
Revenues	(2,901)	(3,181)
Earnings from operations before equity in earnings of subsidiaries	(252)	(375)
Consolidated Results
Revenues	1,388,558	1,339,514
Earnings from operations	150,732	197,588

Debt Metrics

(in thousands)(unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Real estate secured debt	$2,436,840	$2,471,044	$2,497,239	$2,562,620	$2,716,180
Unsecured debt	1,700,000	1,700,000	1,200,000	1,200,000	1,200,000
Fleet secured debt	2,724,349	2,554,194	2,544,235	2,470,603	2,482,356
Other secured debt	68,402	69,264	70,202	70,815	72,869
Total debt	6,929,591	6,794,502	6,311,676	6,304,038	6,471,405

Moving and Storage cash	$883,108	$1,279,493	$1,071,779	$1,380,165	$1,736,295
Moving and Storage assets	17,291,214	17,164,316	16,447,193	16,149,748	16,193,912
Moving and Storage EBITDA (TTM)	1,614,146	1,566,396	1,584,461	1,567,985	1,593,446

Net debt to EBITDA	3.7	3.5	3.3	3.1	3.0
Net debt to total assets	35.0%	32.1%	31.9%	30.5%	29.2%

Percent of debt floating	6.2%	5.9%	7.7%	7.2%	6.9%
Percent of debt fixed	93.8%	94.1%	92.3%	92.8%	93.1%
Percent of debt unsecured	24.5%	25.0%	19.0%	19.0%	18.5%

Unencumbered asset ratio*	3.81x	3.78x	4.72x	4.43x	4.00x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of gains on disposals for the third quarter of fiscal 2025 and 2024 are as follows:

	Quarter Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$177,956	$143,757
Depreciation expense - non rental equipment	24,064	24,820
Depreciation expense - real estate	47,597	41,260
Total depreciation expense	$249,617	$209,837

Net gains on disposals of rental equipment	(3,774)	$(36,441)
Net losses on disposals of non-rental equipment	248	252
Total net gains on disposals equipment	$(3,526)	$(36,189)

Depreciation, net of gains on disposals	$246,091	$173,648

Net losses on disposals of real estate	$3,358	$2,584

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of December 31	781	701
Square footage as of December 31	66,792	59,433
Average monthly number of units occupied	610	571
Average monthly occupancy rate based on unit count	78.7%	81.8%
End of December occupancy rate based on unit count	78.1%	81.0%
Average monthly square footage occupied	53,444	49,515

Listed below on a consolidated basis are revenues for our major product lines for the first nine months of fiscal 2025 and 2024.

	Nine Months Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$2,980,265	$2,908,412
Self-storage revenues	667,381	618,368
Self-moving and self-storage product and service sales	254,761	262,787
Property management fees	27,950	28,582
Life insurance premiums	64,154	68,203
Property and casualty insurance premiums	75,360	72,383
Net investment and interest income	115,455	186,787
Other revenue	409,830	384,160
Consolidated revenue	$4,595,156	$4,529,682

Listed below are the revenues and earnings from operations at each of our operating segments for the first nine months of fiscal 2025 and 2024.

	Nine Months Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$4,339,360	$4,285,768
Earnings from operations before equity in earnings of subsidiaries	703,030	968,862
Property and casualty insurance
Revenues	97,780	88,994
Earnings from operations	44,769	36,822
Life insurance
Revenues	166,668	163,918
Earnings from operations	11,887	15,039
Eliminations
Revenues	(8,652)	(8,998)
Earnings from operations before equity in earnings of subsidiaries	(756)	(1,122)
Consolidated Results
Revenues	4,595,156	4,529,682
Earnings from operations	758,930	1,019,601

The components of depreciation, net of gains on disposals for the first nine months of fiscal 2025 and 2024 are as follows:

	Nine Months Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$511,824	$419,290
Depreciation expense - non rental equipment	71,775	70,514
Depreciation expense - real estate	135,156	114,433
Total depreciation expense	$718,755	$604,237

Net gains on disposals of rental equipment	$(29,614)	$(139,176)
Net losses on disposals of non-rental equipment	765	523
Total net gains on disposals equipment	$(28,849)	$(138,653)

Depreciation, net of gains on disposals	$689,906	$465,584

Net losses on disposals of real estate	$9,453	$5,320

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Nine Months Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of December 31	781	701
Square footage as of December 31	66,792	59,433
Average monthly number of units occupied	605	571
Average monthly occupancy rate based on unit count	79.9%	82.9%
End of December occupancy rate based on unit count	78.1%	81.0%
Average monthly square footage occupied	52,756	49,358

Self-Storage Portfolio Summary
As of December 31, 2024
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	96	38,335	4,511,005	$14.68	77.8%
California	88	34,060	3,242,143	$21.17	80.4%
Florida	86	35,151	3,804,625	$18.41	79.7%
Illinois	82	36,952	3,992,316	$15.88	79.3%
Pennsylvania	71	27,664	3,033,544	$17.67	71.6%
New York	66	27,413	2,627,413	$23.28	78.3%
Ohio	63	25,544	2,889,088	$14.94	77.5%
Michigan	58	20,072	2,155,979	$15.63	81.9%
Georgia	51	22,161	2,463,915	$16.28	84.6%
Arizona	45	25,275	2,814,643	$15.33	81.1%
Wisconsin	44	16,567	2,007,208	$13.59	72.9%
North Carolina	39	17,040	1,959,192	$15.27	75.5%
Tennessee	37	15,080	1,552,061	$14.85	86.4%
Washington	36	14,161	1,505,865	$16.61	77.5%
Missouri	36	13,114	1,724,413	$14.24	73.0%
Ontario	33	11,841	1,216,368	$22.93	76.9%
New Jersey	33	15,941	1,501,084	$20.72	83.6%
Indiana	33	10,410	1,176,027	$13.67	78.8%
Minnesota	33	13,315	1,686,176	$14.54	72.2%
Massachusetts	31	11,073	1,005,182	$20.59	85.9%

Top 20 Totals	1,061	431,169	46,868,246	$16.98	78.6%

All Others	477	178,863	19,923,287	$16.32	79.0%

3Q 2025 Totals	1,538	610,032	66,791,533	$16.78	78.7%

Same Store Pool Held Constant for Prior Periods
Same Store 3Q25	904	320,420	29,827,746	$17.28	92.4%
Same Store 3Q24	904	322,626	29,804,954	$16.77	92.9%
Same Store 3Q23	904	325,148	29,774,344	$15.70	93.6%

Non-Same Store 3Q25	634	289,612	36,963,786	$16.20	67.5%
Non-Same Store 3Q24	545	246,176	29,697,857	$16.10	70.8%
Non-Same Store 3Q23	499	214,652	25,298,565	$15.50	70.6%
Same Store Pool, Prior Periods Unchanged
Same Store 3Q25	904	320,420	29,827,746	$17.28	92.4%
Same Store 3Q24	854	283,150	26,769,110	$16.64	92.9%
Same Store 3Q23	781	245,962	23,038,504	$15.64	95.0%

Non Same Store 3Q25	634	289,612	36,963,786	$16.20	67.5%
Non Same Store 3Q24	597	284,899	32,664,093	$16.33	73.1%
Non Same Store 3Q23	624	293,251	31,966,662	$15.62	74.8%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending December 2024.
Same store includes storage locations with rentable storage inventory for more than three years and have had a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years.
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2024	2024
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,017,398	$1,534,544
Trade receivables and reinsurance recoverables, net	181,303	215,908
Inventories and parts	155,140	150,940
Prepaid expenses	265,891	246,082
Fixed maturity securities available-for-sale, net, at fair value	2,617,126	2,442,504
Equity securities, at fair value	67,667	66,274
Investments, other	625,630	633,936
Deferred policy acquisition costs, net	123,015	121,224
Other assets	126,413	111,743
Right of use assets - financing, net	168,817	289,305
Right of use assets - operating, net	48,500	53,712
Related party assets	58,048	57,934
	5,454,948	5,924,106
Property, plant and equipment, at cost:
Land	1,822,497	1,670,033
Buildings and improvements	9,305,846	8,237,354
Furniture and equipment	1,036,203	1,003,770
Rental trailers and other rental equipment	1,032,132	936,303
Rental trucks	7,347,053	6,338,324
	20,543,731	18,185,784
Less: Accumulated depreciation	(5,668,514)	(5,051,132)
Total property, plant and equipment, net	14,875,217	13,134,652
Total assets	$20,330,165	$19,058,758
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$799,452	$783,084
Notes, loans and finance leases payable, net	6,896,987	6,271,362
Operating lease liabilities	49,543	55,032
Policy benefits and losses, claims and loss expenses payable	829,992	849,113
Liabilities from investment contracts	2,546,940	2,411,352
Other policyholders' funds and liabilities	20,895	18,070
Deferred income	47,419	51,175
Deferred income taxes, net	1,507,604	1,447,125
Total liabilities	12,698,832	11,886,313

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(187,238)	(223,216)
Retained earnings	8,023,000	7,600,090
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,631,333	7,172,445
Total liabilities and stockholders' equity	$20,330,165	$19,058,758

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$878,585	$839,801
Self-storage revenues	227,125	210,517
Self-moving and self-storage products and service sales	70,407	70,344
Property management fees	8,869	10,138
Life insurance premiums	22,926	22,574
Property and casualty insurance premiums	28,364	26,490
Net investment and interest income	40,536	57,457
Other revenue	111,746	102,193
Total revenues	1,388,558	1,339,514

Costs and expenses:
Operating expenses	782,351	770,405
Commission expenses	95,031	87,955
Cost of product sales	52,767	51,536
Benefits and losses	48,683	42,495
Amortization of deferred policy acquisition costs	4,493	4,155
Lease expense	5,052	9,148
Depreciation, net of gains on disposals	246,091	173,648
Net losses on disposal of real estate	3,358	2,584
Total costs and expenses	1,237,826	1,141,926

Earnings from operations	150,732	197,588
Other components of net periodic benefit costs	(372)	(365)
Other interest income	15,638	—
Interest expense	(76,581)	(67,450)
Pretax earnings	89,417	129,773
Income tax expense	(22,251)	(30,549)
Earnings available to common stockholders	$67,166	$99,224
Basic and diluted earnings per share of Common Stock	$0.30	$0.46
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Series N Non-Voting Common Stock	$0.35	$0.51
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended December 31,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$2,980,265	$2,908,412
Self-storage revenues	667,381	618,368
Self-moving and self-storage products and service sales	254,761	262,787
Property management fees	27,950	28,582
Life insurance premiums	64,154	68,203
Property and casualty insurance premiums	75,360	72,383
Net investment and interest income	115,455	186,787
Other revenue	409,830	384,160
Total revenues	4,595,156	4,529,682

Costs and expenses:
Operating expenses	2,463,181	2,368,904
Commission expenses	326,610	306,843
Cost of product sales	181,031	188,831
Benefits and losses	137,081	130,392
Amortization of deferred policy acquisition costs	13,578	19,026
Lease expense	15,386	25,181
Depreciation, net of gains on disposals	689,906	465,584
Net losses on disposal of real estate	9,453	5,320
Total costs and expenses	3,836,226	3,510,081

Earnings from operations	758,930	1,019,601
Other components of net periodic benefit costs	(1,116)	(1,094)
Other interest income	50,004	—
Interest expense	(215,297)	(191,991)
Fees on early extinguishment of debt	(495)	—
Pretax earnings	592,026	826,516
Income tax expense	(142,645)	(196,946)
Earnings available to common stockholders	$449,381	$629,570
Basic and diluted earnings per share of Common Stock	$2.16	$3.09
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Series N Non-Voting Common Stock	$2.31	$3.22
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less than the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share were calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share was added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process was used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters and nine months ended December 31, 2024 and 2023 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	December 31,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$67,166	$99,224
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(8,824)	(8,823)
Undistributed earnings available to common stockholders	$58,342	$90,401
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$5,834	$9,040

Undistributed earnings per share of Voting Common Stock	$0.30	$0.46
Dividends declared per share of Voting Common Stock	$—	$—
Basic and diluted earnings per share of Voting Common Stock	$0.30	$0.46

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$67,166	$99,224
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(8,824)	(8,823)
Undistributed earnings available to common stockholders	$58,342	$90,401
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$52,508	$81,361

Undistributed earnings per share of Non-Voting Common Stock	$0.30	$0.46
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.05
Basic and diluted earnings per share of Non-Voting Common Stock	$0.35	$0.51

	For the Nine Months Ended
	December 31,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$449,381	$629,570
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(26,471)	(22,941)
Undistributed earnings available to common stockholders	$422,910	$606,629
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$42,291	$60,663

Undistributed earnings per share of Voting Common Stock	$2.16	$3.09
Dividends declared per share of Voting Common Stock	$—	$—
Basic and diluted earnings per share of Voting Common Stock	$2.16	$3.09

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$449,381	$629,570
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(26,471)	(22,941)
Undistributed earnings available to common stockholders	$422,910	$606,629
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$380,619	$545,966

Undistributed earnings per share of Non-Voting Common Stock	$2.16	$3.09
Dividends declared per share of Non-Voting Common Stock	$0.15	$0.13
Basic and diluted earnings per share of Non-Voting Common Stock	$2.31	$3.22

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of December 31, 2024 and March 31, 2024, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			December 31,	March 31,
			2024	2024
	December 31,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2024	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,822,497	$-	$1,822,497	$1,670,033
Buildings and improvements	9,305,846	-	9,305,846	8,237,354
Furniture and equipment	1,036,203	61	1,036,264	1,003,831
Rental trailers and other rental equipment	1,032,132	66,083	1,098,215	1,050,910
Rental trucks	7,347,053	388,528	7,735,581	6,945,845
Subtotal	20,543,731	454,672	20,998,403	18,907,973
Less: Accumulated depreciation	(5,668,514)	(285,855)	(5,954,369)	(5,484,016)
Total property, plant and equipment, net	$14,875,217	$168,817	$15,044,034	$13,423,957

			March 31,
			2024
	March 31,	ROU Assets	Property, Plant and Equipment
	2024	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,670,033	$-	$1,670,033
Buildings and improvements	8,237,354	-	8,237,354
Furniture and equipment	1,003,770	61	1,003,831
Rental trailers and other rental equipment	936,303	114,607	1,050,910
Rental trucks	6,338,324	607,521	6,945,845
Subtotal	18,185,784	722,189	18,907,973
Less: Accumulated depreciation	(5,051,132)	(432,884)	(5,484,016)
Total property, plant and equipment, net	$13,134,652	$289,305	$13,423,957

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The earnings from operations for December 31, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

Moving and Storage EBITDA (In thousands, unaudited)	Trailing Twelve Months
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Earnings from operations *	$713,846	$739,313	$831,802	$896,140	$980,169

Depreciation	932,407	892,627	848,727	817,889	793,940
Net gains on disposals	(44,154)	(76,817)	(106,065)	(153,958)	(186,541)
Net losses on disposal of real estate	12,047	11,273	9,997	7,914	5,878
Depreciation, net of (gains) losses on disposals	900,300	827,083	752,659	671,845	613,277

EBITDA	$1,614,146	$1,566,396	$1,584,461	$1,567,985	$1,593,446

* before insurance subsidiaries

#

###